EXHIBIT D

                             JOINT FILING AGREEMENT

     Each of the  undersigned  hereby  agrees and consents that the Statement on
Schedule 13D filed herewith (the "Schedule 13D") by William R. Dunavant ("Dunavant") is filed on behalf of each of them pursuant to the authorization of the undersigned to Dunavant to make such filing and that such Schedule 13D is filed jointly on behalf of each of them, pursuant to Sections 13(d) and 13(g) of the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of the undersigned hereby agrees that such Schedule 13D is, and any further amendments to the Schedule 13D will be, filed on behalf of each of the undersigned. Each of the persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing unless such person knows or has reason to believe that such information is inaccurate. This agreement may be signed in counterparts.

     This agreement is effective this 5th day of December 2000.


                                               /s/
                                       ________________________
                                       William R. Dunavant

                                                /s/
                                       ________________________
                                       Lucille H. Dunavant


                                       RICHARD E. BRODSKY, P.A.

                                                /s/
                                       By:_____________________
                                       President



                                       31